Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Registration Statement on Form SB-2 for Akeena Solar Inc. of our report dated March 27, 2007, relating to the consolidated financial statements of Akeena Solar, Inc. as of December 31, 2006 and for the year then ended, which appears in such Registration Statement. We also consent to the reference to our Firm under the heading ``Experts’’ in such Prospectus.
/s/ Burr, Pilger & Mayer LLP
San Francisco, CA
April 5, 2007